CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 10, 2022 relating to the financial statements of Evofem Biosciences, Inc., appearing in the Annual Report on Form 10-K of Evofem Biosciences, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Diego, CA
September 23, 2022